UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2025

Surgery Partners, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37576	47-3620923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
340 Seven Springs Way, Suite 600
Brentwood, Tennessee 37027
(Address of Principal Executive Offices) (Zip Code)
(615) 234-5900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SGRY	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2025, the Board of Directors (the “Board”) of Surgery Partners, Inc. (the “Company”) increased the number of Class II directors serving on the Board from three to four and elected Dr. Laura L. Forese to fill the vacancy created by the increase in the number of Class II directors. The Board also appointed Dr. Foresee to serve as a member of the Compliance and Ethics Committee of the Board.

As a Class II director, Dr. Foresee's term expires at the 2026 annual meeting of stockholders. The Board has determined that Dr. Forese is independent in accordance with Nasdaq listing standards.

Dr. Forese’s compensation will be materially consistent with other non-employee directors of the Company, as described in the definitive proxy statement for the Company’s 2024 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 25, 2024. Additionally, Dr. Forese entered into the Company’s standard form of indemnification agreement.

A copy of the press release announcing Dr. Forese’s election to the Board is filed as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

99.1	Press Release dated January 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGERY PARTNERS, INC.

By:	/s/ David T. Doherty David T. Doherty Executive Vice President, Chief Financial Officer
Date: January 13, 2025